Exhibit 7.1

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization is entered into effective this ____ day of May, 2001 (the "Agreement"), by and among NxGen Networks Inc. ("NxGen"), NxGen Acquisition Corp. ("NAC"), Seedling Technologies Corporation ("Seedling") and BAA Corporation ("SouthernPlanet").

1.       RECITALS

         (a). NxGen is a Nevada corporation with its principal office at 6207 Imperial Ave West Vanouver British Columbia , Canada V7W-2J2.

         (b). NAC is a Delaware corporation and a wholly owned subsidiary of NxGen Networks Inc.

         (c). Seedling is a Delaware corporation with its principal office at 519 SW 3rd Street, Suite 805, Portland, Oregon 97204.

         (d). SouthernPlanet is a Delaware corporation with its principal office at 5400 Carillon Point, Kirkland, Washington 98033.

         (e). The parties hereto desire to enter into a strategic business combination pursuant to the terms of this Agreement.

         (f). The parties intend that the transaction contemplated hereby shall qualify as a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         (g) Seeding Technologies Corp. owns all of the outstanding shares (the "Shares") of the capital stock of SouthernPlanet.

         NOW,   THEREFORE,   in   consideration  of  the  premises  and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

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2.       AGREEMENT

         2.1 Merger. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), SouthernPlanet will merge into NAC, which will be the Resulting Corporation ("the Merger"). The name of the Resulting Corporation shall be "SouthernPlanet.com.cl, Inc." In consideration of the Merger, NxGen will issue to Seedling, 30,647,737 shares of NxGen common stock par values $0.001 per share, which the parties agree comprise 53% of the total number of shares of NxGen stock outstanding after the consummation of the agreement.

         2.2 Articles of Incorporation, Bylaws, Directors and Officers. The Articles of Incorporation and Bylaws of NAC on the Effective Date shall, by filing the articles of merger, be amended to change the name of NAC to "SouthernPlanet.com.cl, Inc.", and as so amended shall be the Articles of Incorporation and Bylaws of the Resulting Corporation. SouthernPlanet's Board of Directors will appoint Douglas B. Spink, Paul R. Peterson, and David W. Swainson, All current directors will then tender their resignations.

         2.3 Certificate of Merger. On the Closing Date, assuming satisfaction or waiver of the conditions set forth below, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger as contemplated by the Delaware General Corporation Law (the "DCGL"), together with any related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of the DCGL. The Certificate of Merger shall be filed on the Closing Date and the date of its actual filing shall be deemed the "Filing Date." The time of its actual filing shall be deemed the "Filing Time."

3.       CLOSING

         The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on such date, and at such time, as NxGen and NAC and SouthernPlanet may mutually agree, which date shall be referred to as the "Closing Date." At Closing, NxGen and NAC shall deliver to Seedling certificates representing 30,647,737 shares of NxGen and NAC's common stock, duly endorsed and registered in the name of Seedling, in exchange for Seedling agreeing to arrange up to $5,000,000 in debt and equity financing on a best efforts basis. The letter of offer outlining the terms of the financing executed by the parties is attached in Schedule 1.0.

4.       EFFECT OF MERGER

         4.1 At the Effective Date, the corporate existence of NAC and SouthernPlanet shall, as provided by Delaware and Nevada law, be merged into and continued in the Resulting Corporation, and the separate existence of SouthernPlanet shall terminate. All rights, franchises and interests of NAC and SouthernPlanet, respectively, in and to every type of property (real, personal, and mixed) and chooses in action shall be transferred to and vested in the Resulting Corporation by virtue of the Merger without any deed or other transfer, and the Resulting Corporation, without any order or action on the part of any court or otherwise, shall hold and enjoy all such rights and property, franchises, and interests, including appointments, designations and nominations, and in every other fiduciary capacity, in the same manner and to the same extent

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as such  rights,  franchises,  and  interests  were held or  enjoyed  by NAC and
SouthernPlanet, respectively, on the Effective Date.

         4.2 On the Effective Date, the Resulting Corporation shall be liable for all liabilities of NAC and SouthernPlanet, and all debts, liabilities, and contracts of NAC and SouthernPlanet, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of NAC and SouthernPlanet, shall be those of the Resulting Corporation and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property shall be preserved unimpaired.

5.       EFFECT ON OUTSTANDING SHARES

At the Effective Date, by virtue of the Merger and without any action on the part of any party or any shareholder, the following shall occur:

         5.1 Effect on Outstanding Shares.

                  (a) Each share of SouthernPlanet common stock outstanding immediately prior to the Effective Date shall be converted into the right to receive thirty thousand, six hundred forty seven and seven hundred thirty seven thousandths (30,647.737) shares of NxGen common stock.

                  (b) Each share of NAC common stock outstanding immediately prior to the Effective Date shall remain outstanding.

         5.2 Fractional Shares. No fractional shares of NxGen common stock shall be issued in the Merger. In lieu thereof, each holder of SouthernPlanet Common Stock who would otherwise be entitled to receive fractional shares of NxGen Common Stock shall receive an amount in cash equal to the closing price of NxGen common stock on the Effective Date multiplied by the fraction of the share of NxGen Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights, in respect of any fraction.

6.       REPRESENTATIONS AND WARRANTIES OF SOUTHERNPLANET

         To induce NxGen and NAC to enter into this Agreement and consummate the transactions contemplated hereby, SouthernPlanet represents and warrants to NxGen and NAC as follows (for purposes of this Agreement, the phrase "knowledge of SouthernPlanet" or SouthernPlanet's knowledge", or words of similar import, mean the knowledge of SouthernPlanet and any of SouthernPlanet's agents and representatives, including facts of which the agents and representatives, in the reasonably prudent exercise of their duties, should be aware:

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         6.1 Due  Organization.  SouthernPlanet  is a corporation duly organized and validly existing under the laws of the state of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted.

                  (a)  Schedule   6.1(a)  is  a  true  and   complete   copy  of
SouthernPlanet's Articles of Incorporation, including all amendments thereto.

                  (b)  Schedule   6.1(b)  is  a  true  and   complete   copy  of
SouthernPlanet's Bylaws, including all amendments thereto.

         6.2 Authorization; Validity of Obligations. SouthernPlanet has the full legal right, power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of SouthernPlanet enforceable in accordance with its terms.

         6.3 Authorized Capital Stock. SouthernPlanet capital stock consists solely of 1,000 authorized shares of voting common stock, of which 1,000 shares are issued and outstanding. Except as set forth in Schedule 6.3 hereto, there are no outstanding options, warrants or rights of any kind to acquire shares of SouthernPlanet capital stock.

         6.4  Financial  Statements.  SouthernPlanet's  financial  statements as provided to NxGen and NAC fairly and accurately reflect SouthernPlanet's financial condition as of the date thereof. SouthernPlanet's financial statements fairly and accurately reflect SouthernPlanet's financial condition as of the date thereof.

         6.5 No Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

                  (a) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which SouthernPlanet is a party or by which either is bound, or result in the creation or imposition of any lien on any of SouthernPlanet's properties pursuant to (i) any law or regulation to which ether or any of their respective property is subject, or (ii) any judgment, order or decree to which either is bound or any of their respective property is subject;

                  (b) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of SouthernPlanet; or

                  (c) violate any law, order, judgment, rule, regulation, decree or ordinance to which SouthernPlanet is subject or by which either is bound.

         6.6 Absence of Claims Against Company. SouthernPlanet has no knowledge of any claims, of any nature whatsoever, made against SouthernPlanet.

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         6.7 Liabilities and Obligations.

                  (a) SouthernPlanet is not liable for or subject to any liabilities except for the following, all of which, regardless of level of materiality, have been specifically disclosed to NxGen and NAC:

                           (i) those  liabilities  reflected  on the most recent
balance sheet provided to NxGen and NAC and not previously paid or discharged;

                           (ii) those liabilities arising in the ordinary course
of its business consistent with past practice under any contract, commitment or agreement; and

                           (iii) those  liabilities  incurred  since the date of
the most recent balance sheet date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

         6.8 Permits. SouthernPlanet each owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of its business as it is currently being conducted (the "Permits"). The Permits are valid, and neither SouthernPlanet has received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. No present or former officer, director, stockholder or employee of SouthernPlanet, or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. SouthernPlanet have conducted and are conducting their respective businesses in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to SouthernPlanet, SouthernPlanet, by any Permit.

         6.9 Conformity with Law; Litigation.

                  (a) Neither SouthernPlanet, or any of either entity's directors or officers has, at any time: (i) committed any criminal act (except for minor traffic violations); (ii) engaged in acts of fraud, dishonesty or gross negligence; (iii) filed for personal bankruptcy.

                  (b) There are no claims, actions, suits or proceedings, pending or, to the knowledge of SouthernPlanet, threatened against or affecting SouthernPlanet at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against SouthernPlanet or against any of its properties or business.

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                  (c)  SouthernPlanet  is  in  compliance  with  all  applicable federal, state and local statutes, ordinances and regulations. All information provided to NxGen and NAC pertaining to SouthernPlanet is true, accurate and complete in all material respects and do not include any untrue statement of material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         6.10 Absence of Changes. Since the date of the most recent balance sheets of SouthernPlanet provided to NxGen and NAC, SouthernPlanet has conducted its business in the ordinary course and, except as contemplated herein, there has not been:

                  (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of SouthernPlanet;

                  (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of SouthernPlanet;

                  (c) any change in the authorized capital of SouthernPlanet or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of SouthernPlanet;

                  (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by SouthernPlanet to any of its officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has SouthernPlanet entered into or amended any employee benefit plan, employment, severance or other agreement relating to compensation or fringe benefits;

                  (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of SouthernPlanet;

                  (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of SouthernPlanet to any person, including without limitation SouthernPlanet or its affiliates;

                  (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to SouthernPlanet, including without limitation any indebtedness or obligation of SouthernPlanet, provided that SouthernPlanet may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

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                  (i)  any  plan,   agreement   or   arrangement   granting  any
preferential rights to purchase or acquire any interest in any of the assets, property or rights of SouthernPlanet or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of SouthernPlanet;

                  (k)  any   waiver  of  any   material   rights  or  claims  of
SouthernPlanet;

                  (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which SouthernPlanet is a party including without limitation any material modification, alteration or cancellation to SouthernPlanet's insurance policy coverages);

                  (m) any transaction by SouthernPlanet outside the ordinary course of business;

                  (n)  any  capital   commitment   by   SouthernPlanet,   either
individually or in the aggregate, exceeding $100,000;

                  (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by SouthernPlanet or the revaluation by SouthernPlanet of any of its assets;

                  (p) any creation or assumption by SouthernPlanet of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

                  (q) any entry into, amendment of, relinquishment, termination or non- renewal by SouthernPlanet of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by SouthernPlanet in excess of $50,000;

                  (r) any loan by SouthernPlanet to any person or entity, incurring by SouthernPlanet of any indebtedness, guaranteeing by SouthernPlanet of any indebtedness, issuance or sale of any debt securities of SouthernPlanet or guaranteeing of any debt securities of others;

                  (s) the commencement or notice or, to the knowledge of SouthernPlanet, threat of commencement, of any lawsuit or proceeding against, or investigation of, SouthernPlanet or any of its affairs; or

                  (t) negotiation or agreement by SouthernPlanet or any officer or employee thereof to do any of the things described in the preceding clauses
(a) through (s) (other than negotiations with NxGen and NAC and its representatives regarding the transactions contemplated by this Agreement).

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7.       REPRESENTATIONS AND WARRANTIES OF NxGEN

         To induce SouthernPlanet to enter into this Agreement and consummate the transactions contemplated hereby, NxGen represents and warrants to SouthernPlanet as follows (for purposes of this Agreement, the phrase "knowledge of NxGen" or "NxGen's knowledge", or words of similar import, mean the knowledge of NxGen and any of NxGen's agents, subsidiaries and representatives, including facts of which the agents, subsidiaries and representatives, in the reasonably prudent exercise of their duties, should be aware):

         7.1 Due Organization. NxGen is a corporation duly organized and validly existing under the laws of the state of Nevada, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted.

                  (a) Schedule 7.1(a) is a true and complete copy of NxGen's Articles of Incorporation, including all amendments thereto.

                  (b) Schedule 7.1(b) is a true and complete copy of NxGen's Bylaws, including all amendments thereto.

         7.2 Authorization; Validity of Obligations. NxGen has the full legal right, power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of NxGen enforceable in accordance with its terms.

         7.3 Authorized Capital Stock. NxGen capital stock consists 100,000,000 authorized shares of voting common stock, of which approximately 27,000,000 shares are issued and outstanding. Except as set forth in Schedule 5.0 hereto, there are no outstanding options, warrants or rights of any kind to acquire shares of NxGen capital stock.

         7.4 Financial Statements. NxGen's financial statements as provided to SouthernPlanet fairly and accurately reflect NxGen's financial condition as of the date thereof. NxGen's financial statements fairly and accurately reflect NxGen's financial condition as of the date thereof.

         7.5 No Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

                  (a) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which NxGen is a party or by which either is bound, or result in the creation or imposition of any lien on any of NxGen's properties pursuant to (i) any law or regulation to which ether or any of their respective property is subject, or (ii) any judgment, order or decree to which either is bound or any of their respective property is subject;

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                  (b) result in  termination  or any  impairment  of any permit, license, franchise, contractual right or other authorization of NxGen; or

                  (c) violate any law, order, judgment, rule, regulation, decree or ordinance to which NxGen is subject or by which either is bound.

         7.6      Liabilities and Obligations.

                  (a) NxGen is not liable for or subject to any liabilities except for the following, all of which, regardless of level of materiality, have been specifically disclosed to SouthernPlanet, less any fees or charges that may result:

                           (i) those  liabilities  reflected  on the most recent
balance sheet provided to SouthernPlanet and not previously paid or discharged;

                           (ii) those liabilities arising in the ordinary course
of its business consistent with past practice under any contract, commitment or agreement; and

                           (iii) those  liabilities  incurred  since the date of
the most recent balance sheet date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

         7.7 Permits. NxGen each owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of its business as it is currently being conducted (the "Permits"). The Permits are valid, and neither NxGen has received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. No present or former officer, director, stockholder or employee of NxGen, or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. NxGen has conducted and are conducting their respective businesses in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to NxGen, by any Permit.

         7.8      Conformity with Law; Litigation.

                  (a) To the best of their knowledge NxGen, directors or officers have not, at any time: (i) committed any criminal act (except for minor traffic violations); (ii) engaged in acts of fraud, dishonesty or gross negligence; (iii) filed for personal bankruptcy.

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                  (b) NxGen is in compliance with all applicable federal,  state and local statutes, ordinances and regulations. All information provided to SouthernPlanet pertaining to NxGen is true, accurate and complete in all material respects and do not include any untrue statement of material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         7.10 Absence of Changes. Since the date of the most recent balance sheets of NxGen provided to SouthernPlanet, NxGen has to the extent possible, conducted its business in the ordinary course and, except as contemplated herein, there has not been:

                  (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of NxGen;

                  (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of NxGen;

                  (c) any change in the authorized capital of NxGen or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of NxGen;

                  (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by NxGen to any of its officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has NxGen entered into or amended any employee benefit plan, employment, severance or other agreement relating to compensation or fringe benefits;

                  (f) any work interruptions, labor grievances or claims filed, save for demand for wages by employees, or any similar event or condition of any character, materially adversely affecting the business or future prospects of NxGen;

                  (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of NxGen to any person, including without limitation NxGen or its affiliates;

                  (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to NxGen, including without limitation any indebtedness or obligation of NxGen, provided that NxGen may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

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                  (i)  any  plan,   agreement   or   arrangement   granting  any
preferential rights to purchase or acquire any interest in any of the assets, property or rights of NxGen or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of NxGen;

                  (k) any waiver of any material rights or claims of NxGen;

                  (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which NxGen is a party excluding cancellation of NxGen's insurance policy coverages;

                  (m) any transaction by NxGen outside the ordinary course of business;

                  (n) any capital commitment by NxGen, either individually or in the aggregate, exceeding $100,000;

                  (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by NxGen or the revaluation by NxGen of any of its assets;

                  (p) any creation or assumption by NxGen of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

                  (q) any entry into, amendment of, relinquishment, termination or non-renewal by NxGen of any contract, lease transaction, commitment or other right or obligation, within its'control, requiring aggregate payments by NxGen in excess of $50,000;

                  (r) any loan by NxGen to any person or entity, incurring by NxGen of any indebtedness, guaranteeing by NxGen of any indebtedness save for payments made by managemnet on behalf of NxGen , issuance or sale of any debt securities of NxGen or guaranteeing of any debt securities of others;

                  (s) negotiation or agreement by NxGen or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with SouthernPlanet and its representatives regarding the transactions contemplated by this Agreement).

8.       COVENANTS

         8.1 Cooperation. SouthernPlanet and NxGen and NAC shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement.

         8.2 Conduct of Business Pending Closing. Between the date hereof and the Closing Date, SouthernPlanet and NxGen Networks Inc. both will, to the fullest extent possible (except as requested or agreed by opposite party, with such request or agreement to be in writing and signed by both parties):

                  (a) carry on their businesses in substantially the same manner as they have heretofore and not introduce any material new method of management, operation or accounting;

                  (b) maintain their properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted; -

                  (c) perform all of their obligations under agreements relating to or affecting its respective assets, properties or rights;

                  (d) use all commercially reasonable efforts to maintain and preserve their businesses organization intact, retain their key employees and maintain their relationships with suppliers, vendors, customers, creditors and others having business relations with them;

                  (e) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                  (f) not enter into new or amended debt or lease instruments.

         8.3 Prohibited Activities. Between the date hereof and the Closing Date, both parties shall not cause, any act or omission that would result in any of the following, without the prior written consent of both parties:

                  (a) make any change in its Articles of Incorporation or Bylaws, or authorize or propose the same;

                  (b) issue, deliver or sell, authorize or propose the issuance, delivery or sale of any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind, or authorize or propose any change in its equity capitalization, or issue or authorize the issuance of any debt securities;

                  (c) declare or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its stock whether now or hereafter outstanding, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                  (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice in an amount in excess of $100,000, including contracts to provide services to customers;

                  (e) increase the compensation payable or to become payable to any officer, director, Stockholder, employee, agent, representative or independent contractor; make any bonus or management fee payment to any such person; make any loans or advances; adopt or amend any benefit plan or arrangement; or grant any severance or termination pay;

                  (f) create or assume any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

                  (g) sell, assign, lease, pledge or otherwise transfer or dispose of any property or equipment except in the ordinary course of business consistent with past practice;

                  (h) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to SouthernPlanet;

                  (i) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                  (j) waive any material rights or claims of either party, provided that either party may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                  (k) commit a breach of or amend or terminate any material agreement, permit, license or other right;

                  (l) enter into any other transaction (i) that is not negotiated at arm's length with a third party not affiliated with either party or any officer, director or Stockholder of either party or (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder;

                  (m) commence a lawsuit other than for routine collection of bills;

                  (n) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

                  (o) make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of both parties; or

                  (p) take, or agree (in writing or otherwise) to take, any action which would make any of the representations and warranties of agreement contained in this Agreement untrue or result in any of the conditions to consummation of the transactions contemplated by this Agreement not being satisfied;

                  8.4 ILDC Equity Conversion, NxGEN shall have placed the appropriate number of NxGen common shares in an escrow account to cover conversion the entirety of the 18% of ILDC equity that was not converted at the time of the NxGEN/ILDC merger. If the number of shares in the escrow account will dilute Seedling's share of NxGEN post to below 53%, NxGEN will issue additional NxGen common shares to Seedling to restore its post transaction share of NxGen common stock to 53%.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF NXGEN AND NAC

         The obligation of NxGen to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

         9.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of SouthernPlanet contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by SouthernPlanet to the extent it is reasonably capable of, on or before the Closing Date shall have been duly complied with, performed or satisfied.

         9.2 No Material Adverse Change. There shall have been no material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of NxGen, taken as a whole, since the date of the most recent unaudited balance sheet submitted by NxGen to Seedling and Southern Planet.

         9.3 Charter Documents. NxGen and NAC shall have received (a) a copy of the Certificate Incorporation of SouthernPlanet certified by an appropriate authority in the state of its incorporation and (b) a copy of the Bylaws of SouthernPlanet certified by the Secretary of SouthernPlanet, and such documents shall be in form and substance reasonably acceptable to NxGen and NAC.

         9.4 Due Diligence Review. NxGen and NAC shall be fully satisfied in its sole discretion with the results of its review of all of the documents, whether delivered before or after the execution hereof, and such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of SouthernPlanet.

10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SOUTHERNPLANET

         The   obligation   of   SouthernPlanet   to  effect  the   transactions
contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

         10.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of NxGen and NAC contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by NxGen and NAC on or before the Closing Date shall have been duly complied with, performed or satisfied.

         10.2 No Material Adverse Change. There shall have been no material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of NxGen and NAC, taken as a whole, since the date of the most recent trial balance sheet supplied to SouthernPlanet.

         10.3 Charter Documents. SouthernPlanet shall have received (a) a copy of the Certificate Incorporation of NxGen and NAC certified by an appropriate authority in the state of its incorporation and (b) a copy of the Bylaws of NxGen and NAC certified by the Secretary of NxGen and NAC, and such documents shall be in form and substance reasonably acceptable to SouthernPlanet.

         10.4 Due Diligence Review. SouthernPlanet shall be fully satisfied in its reasonable discretion with the results of its review of all of the documents, whether delivered before or after the execution hereof, and such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of NxGen and NAC.

11.      REPRESENTATIONS, WARRANTIES AND COVENANTS

         11.1 Survival of Representations Warranties and Covenants. All representations, warranties and covenants made by SouthernPlanet and NxGen in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations of SouthernPlanet and NxGen will survive the Closing and will remain in effect until, and will expire upon, the termination of the indemnification obligations.

         11.2 Remedies Cumulative. The remedies set forth in this Article 8 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to statutory or common law.

12.      GENERAL

         12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

                  (a) by mutual consent of NxGen and NAC and SouthernPlanet; or

                  (b) by SouthernPlanet or NxGen and NAC if the Closing shall not have occurred on or before June 15th, 2001, provided that the right to terminate this Agreement shall not be available to either party whose material misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement, within its' control, has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                  (c) by SouthernPlanet or NxGen and NAC if there is or has been a material breach, failure to fulfill or default on the part of the other party of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date.

         12.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 and Section 10.1, this Agreement shall forthwith become ineffective, and there shall be no liability or obligation on the part of any party hereto. Notwithstanding the foregoing sentence, each party shall remain liable for any breach of this Agreement prior to its termination, and in the event of termination of this Agreement the breaching party shall be liable to the other party to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby, as well as any damages in accordance with applicable law.

         12.3 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of NxGen and NAC, and the successors of SouthernPlanet. Notwithstanding anything in the foregoing to the contrary, NxGen and NAC may assign any of its rights or obligations under this Agreement to any affiliate, including any direct or indirect subsidiary NxGen and NAC, in its sole and absolute discretion and without the consent of SouthernPlanet; provided, however that in the event of such assignment NxGen and NAC shall continue to be liable to SouthernPlanet for the payment of the Purchase Price.

         12.4 Entire Agreement; Amendment; Waiver. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         12.5 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

         12.6 Brokers and Agents. NxGen and NAC and SouthernPlanet each represents and warrants to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

         12.7 Expenses. To the extent possible NxGen and NAC will pay the fees, expenses and disbursements of NxGen and NAC and its agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement. SouthernPlanet has and will pay the fees, expenses and disbursements of SouthernPlanet and its agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement.

         12.8 Specific Performance; Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

         12.9 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of Nevada (without reference to the conflict of laws principles thereof). Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a court of competent civil jurisdiction sitting in the City of Portland, Oregon and nowhere else. Each of the parties hereto hereby irrevocably submits to the jurisdiction of such court for the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby (collectively, "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper.

         12.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the other severability provisions in the Agreement.

         12.11 Absence of Third Party Beneficiary Rights. Except as otherwise set forth in Section 8.1(a), no provision of this Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

         12.12 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto. As used in this Agreement, the term "person" shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         12.13 Further Representations. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is not relying on any representation or statements made by the other party as to the tax consequences of executing this agreement.

[The balance of this page has been left blank intentionally; signatures of NxGen and NAC and SouthernPlanet are on the Execution Page attached hereto]

STOCK PURCHASE AGREEMENT EXECUTION PAGE

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"NXGEN"                                          "NAC"
NXGEN NETWORKS INC.                              NXGEN ACQUISITIONS CORP.



By:  /s/ Mark Sampson                            By:  /s/ Douglas B. Spink
   -------------------------                         --------------------------
Print Name: Mark Sampson                         Print Name: Douglas B. Spink
Title:      CEO                                  Title:      Sole Director


"SOUTHERNPLANET"                                 "SEEDLING"
BAA CORPORATION                                   SEEDLING TECHNOLOGIES CORP.


By: /s/ Douglas B. Spink                          By: /s/ Douglas B. Spink
   -------------------------                         --------------------------
Print Name: Douglas B. Spink                      Print Name: Douglas B. Spink
Title:      CEO                                   Title:      CEO